EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the 1995 Long-Term Incentive and Share Award Plan, as amended, of ANADIGICS, Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP



Metro Park, New Jersey
November 9, 2000